Exhibit 99.1
Grid Dynamics Reports Record Third Quarter 2026 Financial Results
Revenues of $114.3 million and Record AI Revenues of 31%
San Ramon, Calif. — October 29, 2026 – Grid Dynamics Holdings, Inc. (Nasdaq: GDYN) (“Grid Dynamics” or the “Company”), a leader in enterprise-level AI and digital transformation, today announced results for the quarter ended September 30, 2026.

Third Quarter 2026 Revenues Performance
We are pleased to report third quarter 2026 revenues of $114.3 million, above the high end of our guidance range of $112.0 million to $114.0 million that we provided in July 2026.
Our Technology, Media and Telecom (“TMT”) vertical was our principal growth driver, representing 32.3% of the third quarter revenues. TMT revenues increased 29.3% year-over-year and 7.6% sequentially, driven by higher demand from our largest technology customers as well as new customers. Retail remained our second-largest vertical, contributing 27.2% of total revenues for the third quarter of 2026, an increase of 13.3% year-over-year and 8.5% sequentially, driven by increased demand from specialty retailers. The Finance vertical contributed 22.5% of the third quarter revenues, an increase of 3.9% sequentially, supported by ongoing demand from global capital market customers. Our Consumer Packaged Goods (“CPG”) and Manufacturing vertical represented 10.9% of quarterly revenues and increased 5.8% sequentially. Lastly, the Healthcare and Pharma, and Other verticals contributed 1.8% and 5.3% of the third quarter revenues, respectively.
“Q3 2026 was a pivotal quarter for Grid Dynamics, delivering record revenue, record EBITDA, and AI-native programs in production at some of the world’s largest enterprises. AI revenue has grown over 45% year-over-year for three consecutive quarters and is now 31% of total revenue. We delivered a 40% gross margin and a 20% EBITDA margin, exceeding our 300 basis point margin commitment a quarter sooner than planned. This is a reflection of substantial enhancements to our business model, not a one-time event.

We are growing faster, more profitably, and precisely where enterprise AI spend is accelerating. We enter the fourth quarter with confidence and a positive backdrop for 2027, backed by the momentum and structural foundation to sustain it in the years ahead,” said Leonard Livschitz, Chief Executive Officer.
Third Quarter 2026 Financial Highlights
•Total revenues were $114.3 million, up 5.7% sequentially and 9.7% year-over-year.
•GAAP gross profit was $46.1 million, or 40.3% of revenues, compared to $34.7 million, or 33.3% of revenues, in the third quarter of 2025.
•Non-GAAP gross profit was $46.5 million, or 40.6% of revenues, compared to $35.2 million, or 33.8% of revenues, in the third quarter of 2025.
•GAAP net income was $6.2 million, or $0.08 per share, based on 81.9 million diluted weighted-average common shares outstanding in the third quarter of 2026, compared to $1.2 million, or $0.01 per share, based on 85.8 million diluted weighted-average common shares outstanding, in the third quarter of 2025.
•Non-GAAP net income was $14.7 million, or $0.18 per diluted share, based on 81.9 million diluted weighted-average common shares outstanding in the third quarter of 2026, compared to $8.2 million, or $0.09 per diluted share, based on 85.8 million diluted weighted-average common shares outstanding, in the third quarter of 2025.
•Non-GAAP EBITDA (earnings before interest, taxes, depreciation, amortization, other income and expenses, fair value adjustments, stock-based compensation, transaction and transformation-related costs, and restructuring costs as well as geographic reorganization expenses), a non-GAAP metric, was $22.9 million, or 20.0% of revenues, compared to $12.7 million, or 12.2% of revenues, in the third quarter of 2025.
See “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Information” below for a discussion of our non-GAAP measures.

Cash Flow and Other Metrics
•Cash provided by operating activities was $30.5 million for the nine months ended September 30, 2026, compared to $30.7 million for the nine months ended September 30, 2025.
•The Company spent $35.5 million to repurchase 5.3 million shares during the nine months ended September 30, 2026, under its $50 million share repurchase program, which included $6.7 million, or 0.9 million shares, during the third quarter of 2026.
•Cash and cash equivalents totaled $304.3 million as of September 30, 2026, compared to $342.1 million as of December 31, 2025.
•Total headcount was 4,559 as of September 30, 2026, compared with 4,971 as of September 30, 2025.

Financial Outlook

Fourth Quarter
•The Company expects revenues in the fourth quarter of 2026 to be in the range of $113.5 to $115.5 million.
•Non-GAAP EBITDA in the fourth quarter of 2026 is expected to be between $20.0 and $22.0 million.
•For the fourth quarter of 2026, we expect our basic share count to be in the 81 - 82 million range and diluted share count to be in the 82 - 83 million range.
Grid Dynamics is not able, at this time, to provide GAAP targets for net income/(loss) for the fourth quarter of 2026 because of the difficulty of estimating certain items excluded from Non-GAAP EBITDA that cannot be reasonably predicted, such as interest income, taxes, other income/(expenses), fair-value adjustments, geographic reorganization expenses, restructuring expenses, transaction-related costs and charges related to stock-based compensation expense. The effect of these excluded items may be significant.
Conference Call and Webcast
Grid Dynamics will host a video conference call at 4:30 p.m. ET on Thursday, October 29, 2026 to discuss its third quarter financial results. Investors and other interested parties can access a webcast of the video conference call on the Investor Relations section of the Company’s website at https://www.griddynamics.com/investors.
A replay will also be available after the call at https://www.griddynamics.com/investors with the passcode $Q3@2026.
About Grid Dynamics
Grid Dynamics (Nasdaq: GDYN) is a premier AI transformation partner for the Fortune 1000. We combine deep AI expertise with proven enterprise-scale delivery to help clients identify where to invest in AI, build systems that work at scale, and capture real business value from AI deployments. A key differentiator for Grid Dynamics is our two decades of technology leadership and pioneering enterprise AI expertise. Founded in 2006, Grid Dynamics is headquartered in Silicon Valley with offices across the Americas, Europe, and India.

To learn more about Grid Dynamics, please visit https://www.griddynamics.com. Follow us on LinkedIn.
Non-GAAP Financial Measures
To supplement the financial measures presented in this Grid Dynamics press release in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company also presents non-GAAP measures of financial performance.
A “non-GAAP financial measure” refers to a numerical measure of Grid Dynamics historical or future financial performance or financial position that is included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. Grid Dynamics provides certain non-GAAP measures as additional information relating to its operating results as a complement to results provided in accordance with GAAP. The non-GAAP financial information presented herein should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP and should not be considered a measure of liquidity and profitability.
Grid Dynamics has included these non-GAAP financial measures because they are financial measures used by Grid Dynamics’ management to evaluate Grid Dynamics’ core operating performance and trends, to make strategic decisions regarding the allocation of capital and new investments and are among the factors analyzed in making performance-based compensation decisions for key personnel.
Grid Dynamics believes the use of non-GAAP financial measures, as a supplement to GAAP measures, is useful to investors in that they eliminate items that are either not part of core operations or do not require a cash outlay, such as stock-based compensation expense. Grid Dynamics believes these non-GAAP measures provide investors and other users of its financial information consistency and comparability with its past financial performance and facilitate period to period comparisons of operations. Grid Dynamics believes these non-GAAP measures are useful in evaluating its operating performance compared to that of other companies in its industry, as they generally eliminate the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance.
There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare our performance to that of other companies. Grid Dynamics compensates for these limitations by providing investors and other users of its financial information a reconciliation of non-GAAP measures to the related GAAP financial measures. Grid Dynamics encourages investors and others to review its financial information in its entirety, not to rely on any single financial measure, and to view its non-GAAP measures in conjunction with GAAP financial measures. Please see the reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures attached to this release.
Forward-Looking Statements
This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are not historical facts, and involve risks and uncertainties that could cause actual results of Grid Dynamics to differ materially from those expected and projected. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “may,” “will,” “potential,” “projects,” “predicts,” “continue,” or “should,” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include, without limitation, the quotations of management, the section titled “Financial Outlook,” and statements concerning Grid Dynamics’s expectations with respect to future performance, particularly in light of the macroeconomic and geopolitical environment, including the Russian invasion of Ukraine.
Factors that may cause such differences include, but are not limited to: (i) Grid Dynamics operates in a rapidly evolving industry, which makes it difficult to evaluate future prospects and may increase the risk that it will not continue to be successful; (ii) Grid Dynamics may be unable to effectively manage its growth or achieve anticipated growth, particularly as it expands into new geographies, which could place significant strain on Grid Dynamics’ management personnel, systems and resources; (iii) Grid Dynamics’ revenues are highly dependent on a limited number of clients and industries, and any decrease in demand for outsourced services in these industries, or in general as a result of artificial intelligence (“AI”) or other technologies, may reduce Grid Dynamics’ revenues and adversely affect Grid Dynamics’ business, financial condition and results of operations; (iv) macroeconomic conditions, inflationary pressures, the risk of recession, the impact of tariffs and other factors impacting world trade, and the geopolitical climate, including the Russian invasion of Ukraine and the conflict with Iran, have and may continue to materially adversely affect our stock price, business operations, overall financial performance and growth prospects; (v) Grid Dynamics’ revenues are highly dependent on clients primarily located in the United States, and any economic downturn in the United States or in other parts of the world, including Europe or disruptions in the credit markets may have a material adverse effect on Grid Dynamics’ business, financial condition and results of operations; (vi) Grid Dynamics faces intense and increasing competition; (vii) Grid Dynamics’ failure to successfully attract, hire, develop, motivate and retain highly skilled personnel could materially adversely affect Grid Dynamics’ business, financial condition and results of operations; (viii) failure to adapt to rapidly changing technologies, methodologies and evolving industry standards, including those relating to AI, may have a material adverse effect on Grid Dynamics’ business, financial condition and results of operations; (ix) issues relating to the use of AI technologies may result in reputational harm or liability, (x) security breaches and other incidents could expose us to liability and cause our business and reputation to suffer; (xi) failure to successfully deliver contracted services or causing disruptions to clients’ businesses may have a material adverse effect on Grid Dynamics’ reputation, business, financial condition and results of operations; (xii) risks and costs related to acquiring and integrating other companies; (xiii) risks relating to the global regulatory environment as well as legal proceedings and other claims, (xiv) risks related to the new and rapidly challenging AI business and (xv) other risks and uncertainties indicated in Grid Dynamics filings with the SEC.
Grid Dynamics cautions that the foregoing list of factors is not exclusive. Grid Dynamics cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Grid Dynamics does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Further information about factors that could materially affect Grid Dynamics, including its results of operations and financial condition, is set forth under the “Risk Factors” section of the Company’s annual report on Form 10-K filed March 5, 2026 and in other periodic filings Grid Dynamics makes with the SEC.
Contacts
Grid Dynamics Investor Relations:
investorrelations@griddynamics.com

Schedule 1:
GRID DYNAMICS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Unaudited
(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues	$114,294	$104,163	$326,558	$305,673
Cost of revenues	68,212	69,452	204,625	199,462
Gross profit	46,082	34,711	121,933	106,211

Operating expenses
Engineering, research, and development	6,518	5,759	19,020	18,989
Sales and marketing	7,104	7,339	21,920	22,712
General and administrative	23,323	21,854	74,261	66,911
Total operating expenses	36,945	34,952	115,201	108,612

Income/(loss) from operations	9,137	(241)	6,732	(2,401)
Other income, net	2,237	3,364	8,665	15,294
Income before income taxes	11,374	3,123	15,397	12,893
Provision for income taxes	5,210	1,946	7,854	3,531
Net income	$6,164	$1,177	$7,543	$9,362

Income per share
Basic	$0.08	$0.01	$0.09	$0.11
Diluted	$0.08	$0.01	$0.09	$0.11

Weighted average shares outstanding
Basic	80,722	84,695	82,547	84,467
Diluted	81,894	85,839	83,576	86,740

Schedule 2:
GRID DYNAMICS HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited
(In thousands, except per share data)

	As of
	September 30, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$304,287	$342,058
Accounts receivables, net of allowance of $4,439 and $3,721 as of September 30, 2026 and December 31, 2025, respectively	84,712	71,260
Unbilled receivables	11,254	8,225
Prepaid expenses and other current assets	16,215	17,987
Total current assets	416,468	439,530

Property and equipment, net	16,947	17,666
Operating lease right-of-use assets, net	14,749	16,383
Intangible assets, net	45,660	41,608
Goodwill	92,426	84,364
Deferred tax assets	9,850	8,865
Other noncurrent assets	6,243	4,474
Total assets	$602,343	$612,890

Liabilities and equity
Current liabilities
Accounts payable	$4,710	$3,698
Accrued compensation and benefits	28,850	25,555
Operating lease liabilities, current	5,360	6,253
Accrued expenses and other current liabilities	17,827	16,608
Total current liabilities	56,747	52,114

Deferred tax liabilities	9,913	7,920
Operating lease liabilities, noncurrent	10,216	10,783
Contingent consideration payable, noncurrent	1,555	—
Other noncurrent liabilities	134	—
Total liabilities	$78,565	$70,817

Stockholders’ equity
Common stock, $0.0001 par value; 110,000 shares authorized; 85,799 and 84,843 issued, 80,317 and 84,642 outstanding, as of September 30, 2026 and December 31, 2025, respectively	$9	$8
Additional paid-in capital	558,846	545,188
Retained earnings/(Accumulated deficit)	5,366	(2,177)
Treasury stock	(37,464)	(2,000)
Accumulated other comprehensive (loss)/income	(2,979)	1,054
Total stockholders’ equity	$523,778	$542,073
Total liabilities and stockholders’ equity	$602,343	$612,890

Schedule 3:
GRID DYNAMICS HOLDINGS, INC.
RECONCILIATION OF NON-GAAP INFORMATION
Unaudited
(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues	$114,294	$104,163	$326,558	$305,673
Cost of revenues	68,212	69,452	204,625	199,462
GAAP gross profit	46,082	34,711	121,933	106,211
Stock-based compensation	376	529	1,219	1,663
Non-GAAP gross profit	$46,458	$35,240	$123,152	$107,874

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
GAAP net income	$6,164	$1,177	$7,543	$9,362
Adjusted for:
Depreciation and amortization	5,909	5,010	16,381	14,629
Provision for income taxes	5,210	1,946	7,854	3,531
Stock-based compensation	5,309	6,356	18,192	23,816
Transaction and transformation-related costs(1)	281	348	1,568	1,109
Geographic reorganization(2)	279	310	991	1,121
Restructuring costs(3)	1,985	913	6,278	1,776
Interest and other income, net (4)	(2,237)	(3,364)	(8,665)	(15,294)
Non-GAAP EBITDA	$22,900	$12,696	$50,142	$40,050
__________________________
(1)Transaction and transformation-related costs include, when applicable, external deal costs, transaction-related professional fees, transaction-related retention bonuses, which are allocated proportionally across cost of revenues, engineering, research and development, sales and marketing and general and administrative expenses as well as other transaction-related costs including integration expenses consisting of outside professional and consulting services.
(2)Geographic reorganization includes expenses connected with military actions of Russia against Ukraine and the exit plan announced by the Company and includes travel and relocation-related expenses of employees from the aforementioned countries, severance payments, allowances as well as legal and professional fees related to geographic repositioning in various locations. These expenses are incremental to those expenses incurred prior to the crisis, clearly separable from normal operations, and not expected to recur once the crisis has subsided and operations return to normal.
(3)Our restructuring costs include severance benefits and related employer taxes, as well as facility-related exit costs. These charges are presented within general and administrative expenses in the Company’s unaudited condensed consolidated statements of income.
(4)Interest and other income, net consist primarily of gains and losses on foreign currency transactions, fair value adjustments, interest on cash held at banks and returns on investments in money-market funds, and other miscellaneous non-operating expenses.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
GAAP net income	$6,164	$1,177	$7,543	$9,362
Adjusted for:
Stock-based compensation	5,309	6,356	18,192	23,816
Transaction and transformation-related costs (1)	281	348	1,568	1,109
Geographic reorganization (2)	279	310	991	1,121
Restructuring costs(3)	1,985	913	6,278	1,776
Other (income)/expense, net(4)	49	(327)	(1,504)	(5,985)
Tax impact of non-GAAP adjustments(5)	584	(627)	(1,967)	(4,804)
Non-GAAP net income	$14,651	$8,150	$31,101	$26,395
Number of shares used in the GAAP diluted EPS	81,894	85,839	83,576	86,740
GAAP diluted EPS	$0.08	$0.01	$0.09	$0.11
Number of shares used in the non-GAAP diluted EPS	81,894	85,839	83,576	86,740
Non-GAAP diluted EPS	$0.18	$0.09	$0.37	$0.30
__________________________
(1)Transaction and transformation-related costs include, when applicable, external deal costs, transaction-related professional fees, transaction-related retention bonuses, which are allocated proportionally across cost of revenues, engineering, research and development, sales and marketing and general and administrative expenses as well as other transaction-related costs including integration expenses consisting of outside professional and consulting services.
(2)Geographic reorganization includes expenses connected with military actions of Russia against Ukraine and the exit plan announced by the Company and includes travel and relocation-related expenses of employees from the aforementioned countries, severance payments, allowances as well as legal and professional fees related to geographic repositioning in various locations. These expenses are incremental to those expenses incurred prior to the crisis, clearly separable from normal operations, and not expected to recur once the crisis has subsided and operations return to normal.
(3)Our restructuring costs include severance benefits and related employer taxes, as well as facility-related exit costs. These charges are presented within general and administrative expenses in the Company’s unaudited condensed consolidated statements of income.
(4)Other (income)/expense, net consists primarily of gains and losses on foreign currency transactions, fair value adjustments, and other miscellaneous non-operating income and expense.
(5)Reflects the estimated tax impact of the non-GAAP adjustments presented in the table.

Schedule 4:
GRID DYNAMICS HOLDINGS, INC.
REVENUES BY VERTICALS
Unaudited
(In thousands, except percentages)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2026		2025		2026		2025
Technology, Media and Telecom	$36,964	32.3%	$28,579	27.4%	$102,080	31.3%	$77,369	25.3%
Retail	31,065	27.2%	27,412	26.3%	87,488	26.8%	87,412	28.6%
Finance	25,700	22.5%	25,623	24.6%	74,890	22.9%	76,037	24.9%
CPG/Manufacturing	12,479	10.9%	12,451	12.0%	35,823	11.0%	34,904	11.5%
Healthcare and Pharma	2,072	1.8%	2,422	2.3%	6,335	1.9%	7,383	2.4%
Other	6,014	5.3%	7,676	7.4%	19,942	6.1%	22,568	7.3%
Total	$114,294	100.0%	$104,163	100.0%	$326,558	100.0%	$305,673	100.0%